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                                                                    EXHIBIT 10.6

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                               AGREEMENT TO LEASE


                                 by and between

                   The Parish of St. Mary, State of Louisiana
                                   (as Lessor)

                                       and

                             Conrad Aluminum, L.L.C.
                                   (as Lessee)


                            Dated as of July 23, 2003

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                                TABLE OF CONTENTS

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
SECTION 1.   Definitions ...................................................   1
SECTION 2.   Agreement to Lease; Term of Lease .............................   3
SECTION 3.   Representations and Covenants of the Parish ...................   4
SECTION 4.   Representations and Covenants of the Company ..................   5
SECTION 5.   Waiver and Disclaimer of Warranties ...........................   5
SECTION 6.   Consideration .................................................   6
SECTION 7.   Operation, Alterations, Maintenance, Repair and Replacement ...   6
SECTION 8.   Insurance .....................................................   7
SECTION 9.   Casualty and Other Damage .....................................   7
SECTION 10.  Application of Insurance Proceeds. ............................   7
SECTION 11.  Encumbrances ..................................................   8
SECTION 12.  Assignment and Sublease .......................................   8
SECTION 13.  Right of Entry ................................................   8
SECTION 14.  Sale of Equipment by Parish Prohibited ........................   8
SECTION 15.  Quiet Enjoyment ...............................................   8
SECTION 16.  Indemnification; Parish Reservation of Rights .................   9
SECTION 17.  Default by the Company ........................................  10
SECTION 18.  Remedies ......................................................  10
SECTION 19.  Option to Purchase ............................................  11
SECTION 20.  Conveyance at End of Term .....................................  11
SECTION 21.  Severability ..................................................  11
SECTION 22.  Law Governing .................................................  11
SECTION 23.  Exculpatory Provision .........................................  12
SECTION 24.  Counterparts ..................................................  13
SECTION 25.  Written Amendment Required ....................................  12
SECTION 26.  Entire Agreement ..............................................  12
SECTION 27.  Litigation Expenses ...........................................  12
SECTION 28.  Binding Effect ................................................  12
SECTION 29.  Rules of Interpretation .......................................  12
SECTION 30.  Notices .......................................................  13
SECTION 31.  Option to Extend Lease Term ...................................  14

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                   AGREEMENT TO LEASE WITH OPTION TO PURCHASE

     This AGREEMENT TO LEASE (together with any amendment hereto or supplement hereof, the "Lease"), dated effective as of July 23, 2003, is entered into by and between THE PARISH OF ST. MARY, STATE OF LOUISIANA, a political subdivision of the State of Louisiana (the "Parish"); and CONRAD ALUMINUM, L.L.C., a Louisiana limited liability company (the "Company").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to expand its business into the aluminum marine fabrication, repair and conversion markets and in connection therewith desires to acquire, construct and equip an aluminum fabrication, repair and conversion facility to be located in St. Mary Parish, Louisiana (the "Project");

     WHEREAS, the State of Louisiana (the "State") has established the Economic Development Award Program (the "EDAP Program") for the purpose of providing financial incentives to industrial or business development projects promoting economic development within the State;

     WHEREAS, the Parish desires to assist the Company in obtaining an award from the State under the EDAP Program and has agreed to enter into that certain Economic Development Award Contract/Agreement (the "EDAP Agreement") dated effective as of April 11, 2003 with the Louisiana Economic Development Corporation and the Company;

     WHEREAS, pursuant to the EDAP Agreement, the grant from the State in the amount of $1,500,000 (the "Grant") will be paid to the Parish and used by the Parish to acquire certain equipment to be selected and used by the Company;

     WHEREAS, the Parish and the Company desire to enter into this Lease in order to provide for the use by the Company of the equipment acquired with the proceeds of the Grant and other ancillary matters related thereto.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     SECTION 1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall, for all purposes of and as used in this Lease, have the meanings as set forth below. All other capitalized terms used herein without definition shall have the meanings as set forth in the EDAP Agreement. Other terms shall have the meanings assigned to them in other Sections of this Lease.

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     "Bonds" means the $4,000,000 Taxable Revenue Bonds (Conrad Aluminum, L.L.C.
Project) Series 2003 issued by The Industrial Development Board of the Parish of St. Mary, Louisiana, Inc.

     "Claim" collectively means any claim, liability, demand, loss, damage, deficiency, litigation, cause of action, penalty, fine, judgment, defense, imposition, fee, lien, bonding cost, settlement, disbursement, penalty, cost or expenses of any and every kind and nature (including without limitation Litigation Expenses), whether known or unknown, incurred or potential, accrued, absolute, direct, indirect, contingent or otherwise and whether imposed by strict liability, negligence, or otherwise, and consequential, punitive and exemplary damage claims.

     "Commencement Date" means the effective date of this Lease.

     "Company" means Conrad Aluminum, L.L.C., a Louisiana limited liability company.

     "Company Representative" means one or more of the persons designated and authorized in writing from time to time by the Company to represent the Company in exercising the Company's rights and performing the Company's obligations under this Lease.

     "DED" means the Louisiana Economic Development Corporation, its successors and assigns.

     "EDAP Agreement" means the Economic Development Award Contract/Agreement effective as of April 11, 2003 between the Company, the Parish and DED, including any amendments and supplements thereof and thereto as permitted thereunder.

     "Encumbrance" means any lien, mortgage, encumbrance, privilege, charge, option, right of first refusal, conditional sales contract, security interest, mechanic's and materialmen's liens, or any lien or encumbrance securing payment of any Claims, including environmental Claims, or of any charges for labor, materials, supplies, equipment, taxes, or utilities, excluding the Option granted to the Company herein.

     "Equipment" means certain equipment and other items funded with the proceeds of the Grant, including, but not limited to the travel lift and overhead cranes more particularly described on Exhibit A attached hereto.

     "Event of Default" means any default specified in and defined as such by
Section 17 hereof.

     "Expiration Date" means December 31, 2012.

     "Governmental Authority" means any federal, State, parish, regional, or local government, political subdivision, any governmental agency, department, authority, instrumentality, bureau, commission, board, official, or officer, any court, judge, examiner, or hearing officer, any legislative, judicial, executive, administrative, or regulatory body or committee or official thereof or private accrediting body.

                                       2

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     "Governmental Regulations" means any and all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, writs, injunctions, rules, regulations, restrictions, permits, plans, authorizations, concessions, investigation reports, guidelines, and requirements or accreditation standards of any Governmental Authority having jurisdiction over the Company and/or the Parish, or affecting the Equipment.

     "Lease" means this Lease, including the Exhibits attached hereto, and any amendment or supplement hereto entered into from time to time in accordance with the terms hereof.

     "Legal Expenses" means the reasonable fees and charges of attorneys and of legal assistants, paralegals, law clerks and other persons and entities used by attorneys and under attorney supervision and all costs incurred or advanced by any of them irrespective of whether incurred in or advanced prior to the initiation of any legal, equitable, arbitration, administrative, bankruptcy, trial or similar proceedings and any appeal from any of same.

     "Litigation Expenses" means all out-of-pocket costs and expenses incurred as a result of a Default, or in connection with an indemnification obligation, including Legal Expenses, the reasonable fees and charges of experts and/or consultants, and all court costs and expenses.

     "Notice" shall have the meaning set forth in Section 31 hereof.

     "Option to Purchase" or "Option" means the option to purchase the Equipment granted in Section 19 of this Lease.

     "Other Parties" means a Person other than the Parties.

     "Parish" means the Parish of St. Mary, State of Louisiana.

     "Parties" means the Company and the Parish collectively.

     "Person" means all juridical persons, whether corporate or natural, including individuals, firms, trusts, corporations, associations, joint ventures, partnerships, and limited liability companies or partnerships.

     "State" means the State of Louisiana.

     "Term" means the term of this Lease, as provided in Section 2 hereof.

     SECTION 2. Agreement to Lease; Term of Lease. The Parish hereby leases the Equipment to the Company, and the Company hereby leases the Equipment from the Parish effective as of the Commencement Date of this Lease and agrees upon completion of the acquisition and installation of the Equipment in a manner acceptable to the Company to accept possession of the Equipment and agrees to use the Equipment and to comply with its obligations set forth herein, all on the terms and conditions set forth herein. No delay in the date of acceptance by the Company of the Equipment beyond the time contemplated by the Parties will extend the Term. The Term of this Lease begins on

                                       3

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the Commencement Date and ends on the Expiration Date; provided, however, this
Lease shall terminate prior to the Expiration Date upon the happening of any of the following events:

     (a)  termination of the EDAP Agreement;

     (b) the exercise by the Company of the Option to Purchase and the purchase of the Equipment pursuant to the Option; or

     (c) any other event described in this Lease which is specifically stated to cause a termination of this Lease, including without limitation a Default by the Company.

     Upon the termination of this Lease under the circumstances set forth in
Section 2(a) or (b) above and provided that the Company shall have performed its obligations under the EDAP Agreement, all right, title and interest in and to the Equipment shall be transferred to the Company, and the Parish hereby agrees to execute a bill of sale in form acceptable to the Company and any other documents necessary to effectuate such transfer of title to the Equipment to the Company.

     Lessee has arranged for the purchase of the Equipment, acting as agent for and on behalf of Lessor, and Lessee has conveyed, or caused to be conveyed, to the Lessor, all of its rights in and to the Equipment as of the date hereof and agrees that Lessor shall automatically own and be vested with ownership of the remainder of the Equipment that is acquired and installed during the Term of this Lease.

     SECTION 3. Representations and Covenants of the Parish. The Parish represents and covenants as follows:

     (a) The Parish has full power and authority to enter into this Lease, the EDAP Agreement and the transactions contemplated thereby and agrees to perform all of its obligations hereunder and under the EDAP Agreement;

     (b) The Parish has been duly authorized to execute and deliver this Lease and the EDAP Agreement and further represents and covenants that this Lease and the EDAP Agreement constitute the valid and binding obligations of the Parish and that all requirements have been met and procedures have occurred in order to ensure the enforceability of this Lease and the EDAP Agreement and the Parish has complied with all constitutional and other statutory requirements as may be applicable to the Parish in the authorization, execution, delivery and performance of this Lease and the EDAP Agreement;

     (c) The execution and delivery of this Lease and the EDAP Agreement, and compliance with the provisions hereof, will not conflict with or constitute on the part of the Parish a violation of, breach of, or default under any constitutional provision, statute, law, resolution, bond indenture or other financing agreement or any other agreement or instrument to which the Parish is a party or by which the Parish is bound, or any order, rule or regulation of any court or Governmental Authority or body having jurisdiction over the Parish or any of its activities or properties; and all consents, approvals or authorizations required of the Parish for the consummation of the transactions contemplated hereby have been obtained or timely will be obtained;

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     (d)  Other than that which was previously disclosed, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body pending or threatened against or affecting the Parish, wherein an unfavorable decision, ruling or finding would materially and adversely affect the transactions contemplated hereunder or which in any way would adversely affect the validity or enforceability of this Lease and the EDAP Agreement;

     SECTION 4. Representations and Covenants of the Company. The Company represents and covenants as follows:

     (a) The Company has been validly created as a Louisiana limited liability company, is currently in good standing under the laws of the State, has the power to enter into the transactions contemplated by, and to carry out its obligations under this Lease and the EDAP Agreement. The Company is not in breach of or in default under any of the provisions contained in any contract, instrument or agreement to which it is a party or in any other instrument by which it is bound. By proper action of its governing authority, the Company has been duly authorized to execute and deliver this Lease and the EDAP Agreement;

     (b) The execution and delivery of this Lease and the EDAP Agreement, and compliance with the provisions thereof and hereof, will not conflict with or constitute on the part of the Company a violation of, breach of, or default under any statute, indenture, mortgage, declaration or deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties; and all consents, approvals and authorizations which are required of the Company for the consummation of the transactions contemplated thereby and hereby have been or timely will be obtained;

     (c) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body pending or threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would materially and adversely affect the transactions contemplated hereunder or which in any way would adversely affect the validity or enforceability of this Lease, the EDAP Agreement or any agreement or instrument to which the Company is a party;

     SECTION 5. Waiver and Disclaimer of Warranties. The Company acknowledges that the Parish has not made any representations or warranties as to the suitability or fitness of the Equipment for the needs and purposes of the Company or for any other purpose.

     The Company further declares and acknowledges that the Parish in connection with this Lease, does not warrant that the Equipment will be free from redhibitory or latent defects or vices and releases the Parish of any liability for redhibitory or latent defects or vices under Louisiana Civil Code Articles 2520 through 2548 and Louisiana Civil Code Article 2695. The Company declares and acknowledges that it does hereby waive, as against the Parish, the warranty of fitness for intended purposes and guarantee against hidden or latent redhibitory defects and vices under Louisiana law, including Louisiana Civil Code Articles 2520 through 2548 and Louisiana Civil Code

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Article 2695, and the warranty imposed by Louisiana Civil Code Articles 2476 and
2695, and waives, as against the Parish, all rights in redhibition pursuant to Louisiana Civil Code Articles 2520, et seq. The Company further declares and acknowledges that this waiver has been brought to the attention of the Company and explained in detail and that the Company has voluntarily and knowingly consented to this waiver of warranty of fitness and/or warranty against redhibitory defects and vices for the Equipment. The Parish shall have no obligation to install, erect, test, adjust, service or maintain any of the Equipment. The Company shall look solely to the manufacturer, seller and/or supplier of the Equipment for any and all claims related to the Equipment.

     SECTION 6. Consideration.

     (a) The Company, for and in consideration of the Parish entering into the EDAP Agreement and approving the issuance of the Bonds, hereby covenants and agrees to use the Equipment in connection with its operations at the Project for the Term of this Lease, to comply with its other obligations under the EDAP Agreement and hereunder and to cooperate with the Parish and to take such actions as shall be necessary to enable the Parish to comply with the EDAP Agreement. The Parish hereby acknowledges and agrees that the Company's entering into the EDAP Agreement and this Lease and its borrowing of the proceeds of the Bonds for the purpose of constructing the Project in the Parish provides sufficient economic development benefit to the Parish to induce it to enter into this Lease and the EDAP Agreement and approve the issuance of the Bonds.

     (b) The Company agrees to pay any and all expenses, of every nature, character, and kind whatsoever, incurred by or on behalf of the Company in connection with the operation, lease and maintenance of the Equipment. These amounts shall be paid by the Company directly to the person or persons to whom such amounts shall be due. Under no circumstances will the Parish be required to make any payment on the Company's behalf or for the Company's benefit under this Lease, or assume any monetary obligation of the Company under this Lease, or with respect to the Equipment.

     SECTION 7. Operation, Alterations, Maintenance, Repair and Replacement.

     (a) The Company shall be responsible for procuring and maintaining all services necessary or required in order to adequately operate the Equipment and shall operate and use the Equipment in a careful and proper manner and in compliance with all Governmental Regulations.

     (b) The Company shall be responsible for maintaining the Equipment and shall make or cause to be made all repairs, restorations, and replacements to the Equipment as and when needed to preserve the Equipment in good working order, condition and repair (ordinary wear and tear excepted).

     (c) The Company shall have the right during the Term to make or construct any additions or improvements to the Equipment, alter the Equipment and attach fixtures or other equipment to or on the Equipment without the Parish's prior written consent to the extent allowed under the terms of any insurance covering the Equipment. All such alterations, improvements, additions, attachments, repairs, restorations, and replacements of all or any portion of the Equipment shall (i) be at the sole cost and expense of the Company; (ii) be constructed in a good and workmanlike manner; and (iii)

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be in compliance with all Governmental Regulations. All alterations, fixtures, improvements, and additions made to, in, or on the Equipment shall immediately become the property of the Parish, subject to this Lease.

     SECTION 8. Insurance.

     (a) The Company shall secure and maintain or cause to be secured and maintained at its sole cost and expense:

          (i) A policy or policies covering the Equipment against loss or damage by fire, lightning, earthquake, collapse, vandalism and malicious mischief, flood and storm surge, and against such other perils as are included in so-called "extended coverage" and against such other insurable perils as, under good insurance practice, from time to time are insured for equipment of similar character, which insurance shall be not less than the full replacement cost of the Equipment.

          (ii) A policy of comprehensive public liability insurance with respect to the Equipment and the operations related thereto, against liability for personal injury (including bodily injury and death) and property damage, of not less than $3,000,000 in combined single limit liability coverage.

     (b) All insurance required in this Section and all renewals of such insurance shall be issued by companies authorized to transact business in the State, and rated at least A-Class VIII by Best's Insurance Reports (property liability). All insurance policies provided by the Company shall expressly provide that the policies shall not be canceled or altered without 30 days' prior written notice to the Parish.

     (c) All policies of insurance that the Company is obligated to maintain according to this Lease will name the Parish as an additional insured. Original or copies of original policies (together with copies of the endorsements naming the Parish as an additional insured) and evidence of the payment of all premiums of such policies will be delivered to the Parish from time to time at least 30 days prior to the expiration of the term of each policy. All public liability, property damage liability, and casualty policies maintained by the Company shall be written as primary policies, not contributing with and not in excess of coverage that the Parish may carry, if any.

     SECTION 9. Casualty and Other Damage. The risk of loss or decrease in the enjoyment and beneficial use of the Equipment due to any damage or destruction thereof by acts of God, fire, flood, natural disaster, the elements, casualties, thefts, riots, civil strife, lockout, war, nuclear explosion or otherwise (collectively "Casualty") is expressly assumed by the Company. The Parish shall in no event be answerable, accountable or liable therefor.

     SECTION 10. Application of Insurance Proceeds. If all or any portion of the Equipment is damaged or destroyed by a Casualty, the Company shall, as expeditiously as possible, continuously and diligently prosecute or cause to be prosecuted the repair, restoration, or replacement thereof. The proceeds of any insurance received on account of any damage, destruction or taking of all or any

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portion of the Equipment shall be delivered to the Company and shall be made available for, and to the extent necessary be applied to, such restoration, repair and replacement. Any insurance proceeds remaining on deposit with Company following completion of the repairs, restoration or replacement of the Equipment shall be retained by the Company.

     In the event the Company decides not to repair, restore or replace the Equipment for any reason, all insurance proceeds received or payable as a result of such Casualty shall be paid to the Parish to the extent that any amounts are owed by the Parish to the State under the EDAP Agreement.

     SECTION 11. Encumbrances.

     (a) The Company shall pay or cause to be paid all costs and charges for alterations, improvements, additions, repairs and maintenance ("Work") (i) done by the Company or caused to be done by the Company to the Equipment, and (ii) for all materials furnished for or in connection with such Work.

     (b) If the Company fails to pay any charge for which an Encumbrance has been filed, and the Equipment or any portion thereof is placed in imminent danger of being seized, the Parish may, but shall not be obligated to, pay such charge and related costs and interest, and the amount so paid, together with reasonable Legal Expenses incurred in connection with such Encumbrance, will be immediately due from the Company to the Parish. Nothing contained in this Lease will be deemed the consent or agreement of the Parish to subject the Parish's interest in the Equipment to liability under any Encumbrance, or any mechanics', materialman's or other lien law. If the Parish receives written notice that an Encumbrance has been or is about to be filed against the Equipment, or that any action affecting title to the Equipment has been commenced on account of Work done by or for the Company or for materials furnished to or for the Company, it shall immediately give the Parish Notice of such notice.

     SECTION 12. Assignment and Sublease. This Lease and the interest of the Company herein may be mortgaged, pledged, assigned, sold, subleased, conveyed or transferred by the Company by voluntary act or by operation of law, or otherwise. The Company shall, however, at all times during the Term of this Lease remain liable for the performance of the covenants and conditions on its part to be performed under this Lease and the EDAP Agreement. Nothing herein contained shall be construed to relieve the Company from its obligations hereunder or under the EDAP Agreement

     SECTION 13. Right of Entry. Representatives of the Parish shall, subject to reasonable security precautions, and upon giving the Company not less than 24 hours advance Notice, have the right to inspect the Equipment during reasonable business hours accompanied by a Company Representative (i) to inspect the same,
(ii) for any purpose connected with the rights or obligations of the Parish under this Lease or the EDAP Agreement, or (iii) for all other lawful purposes.

     SECTION 14. Sale of Equipment by Parish Prohibited. The Parish shall not have the right to mortgage, pledge, assign, sell, convey or transfer the Equipment during the term of this Lease.

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     SECTION 15. Quiet Enjoyment. The Parish covenants that the Company, on performing and observing all of the covenants and agreements herein contained and provided to be performed by the Company, shall and may peaceably and quietly have, hold, occupy, use, and enjoy the Equipment during the Term and may exercise all of its rights hereunder; and the Parish agrees to warrant and forever defend the Company's right to such occupancy, use, and enjoyment and the title to the Equipment against the claims of any and all persons whomsoever lawfully claiming the same, or any part thereof, by or through the Parish, subject only to the provisions of this Lease.

     SECTION 16. Indemnification; Parish Reservation of Rights.

     (a) The Company assumes liability for and agrees to and does hereby indemnify, protect and hold harmless the Parish and its agents, employees, officers and councilmen from and against any and all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses (including Litigation Expenses), of whatsoever kind and nature, arising out of or by reason of:

          (i) the use, condition (including, but not limited to, latent and other defects and whether or not discoverable by the Parish or the Company), operation, ownership, selection, delivery, storage, leasing or return of any item of Equipment, regardless of where, how and by whom operated, or any failure on the part of the Company to accept the Equipment or otherwise to perform or comply with any conditions of this Lease;

          (ii) any injury to or death of any person or damage to property occurring on or about the Equipment occasioned by or growing out of or arising or resulting from any tortious or negligent act on the part of the Company in connection with the operation of the Equipment; or

          (iii) any failure, breach, or default on the part of the Company in the performance of or compliance with any of the obligations of the Company under the terms of this Lease or the EDAP Agreement.

The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the expiration or termination of the term of this Lease.

     (b) Notwithstanding the fact that it is the intention of the parties that the Parish shall not incur any pecuniary liability by reason of the terms of this Lease or the EDAP Agreement or the undertakings required of the Parish hereunder or thereunder, nevertheless, if the Parish should incur any such pecuniary liability, then in that event, the Parish shall be entitled to assert all rights and remedies granted in law or in equity to recover from the Company the amount of any pecuniary liability incurred by the Parish, plus all Litigation Expenses incurred in defense of such liability to the extent subject to indemnification pursuant to subsection (a) above.

     (c) This Lease and the obligations of the Parish hereunder and any Claim asserted against the Parish arising therefrom, and the enforcement of any obligation or Claim shall be limited solely

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to the Parish's interest in the Equipment. No personal liability shall attach to, or be incurred by, any officer, councilman, agent or employee of the Parish and the Company acknowledges that all personal liability of any character against every such officer, councilman, agent or employee by the execution of this Lease, is expressly waived and released. The immunity of any officer, councilman, agent or employee of the Parish under the provisions contained in this section shall survive any acquisition of the Equipment by the Company and the expiration or other termination of this Lease.

     SECTION 17. Default by the Company. If (i) the Company shall fail to pay or discharge any monetary obligation under this Lease within 30 days after receipt of Notice from the Parish that such sums are due and owing; or (ii) the Company shall breach any of the other covenants or conditions herein or in the EDAP Agreement, and shall fail to remedy any such breach within thirty (30) days after receipt by the Company of written notice, via certified mail, return receipt requested, specifying the breach; provided that if such breach be of a nature that it cannot be cured within such thirty day period, it shall not be a default hereunder if the Company commences curing such breach and proceeds diligently to complete such cure; provided, however, that such extended cure period does not create a default under the EDAP Agreement, then and in any such event the Company shall be deemed to be in default hereunder.

     SECTION 18. Remedies. If there occurs a default by the Company hereunder, the Parish shall have the right, at its option, to terminate this Lease on the earliest date permitted by law or this Lease or on any later date specified in any Notice given to the Company, in which case the Company's right to possession of the Equipment will cease and this Lease will be terminated, and to enforce the other obligations of the Company under the EDAP Agreement and under this Lease which survive termination of this Lease, and in such event the Parish may without any further demand or notice repossess the Equipment, which the Company hereby agrees to surrender to the Parish at the Project. Such right of repossession and other rights as specifically provided in this section shall constitute the sole remedies for the Company's failure to perform its obligations when required hereunder, provided that the Parish shall retain all rights and remedies available to it in the event of a default by the Company under the EDAP Agreement and the right to recover any amounts advanced on behalf of the Company pursuant to the terms of this Lease. If the Parish is entitled to repossess the Equipment, the Company shall permit the Parish or its agents to enter the Project where the Equipment is then located. In the event of any such repossession, the Company shall execute and deliver such documents as may reasonably be required to restore title to and possession of the Equipment to the Parish, free and clear of all liens and security interests to which the Equipment may have become subject.

     All costs incurred by the Parish in collecting any amounts and damages owing by the Company pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable Litigation Expenses from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by the Parish, will also be recoverable by the Parish from the Company. The exercise or beginning of the exercise by the Parish of the remedies provided for in this Lease will not preclude the later exercise by the Parish of such remedies. The waiver by the Parish of any breach by the Company of any term, covenant or condition hereof shall not operate as a waiver of any subsequent breach of the same or any other term, covenant or condition hereof.

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     Notwithstanding the foregoing, the Parish shall not exercise any remedies to which it is entitled hereunder due to a default by the Company under the EDAP Agreement unless DED exercises its remedy under the EDAP Agreement to obtain a return of all or any portion of the Grant funds granted to the Parish thereunder and, if DED exercises such remedy the Company shall have the right, prior to the termination of this Lease by the Parish, to cure such default by paying the amount owed to DED under the EDAP Agreement. The Parish hereby agrees not to terminate this Lease or exercise any of its other remedies hereunder due to a default by the Company of its obligations under the EDAP Agreement until such time as the Company and DED have reached agreement on the amount, if any, owed to DED due to such breach.

     SECTION 19. Option to Purchase. For and in consideration of the obligations of the Company under this Lease and the EDAP Agreement, the mutual undertakings of the parties, the receipt and adequacy of which is hereby acknowledged, the Parish grants to the Company an exclusive and irrevocable option to purchase for the price and on the terms, provisions, stipulations and conditions hereinafter set forth, all but not less than all of the Equipment.

     The Company may exercise the Option herein granted at any time on or before expiration of the Term by Notice to the Parish of its election to exercise the Option and purchase the Equipment given not less than 30 days prior to the date on which the Company desires to purchase the Equipment.

     The Purchase Price for the Equipment shall be equal to the amount, if any, that is owed to DED on the date of such purchase under the EDAP Agreement, as agreed to by the Company and DED. Upon the purchase of the Equipment by the Company pursuant to this Option, this Lease shall terminate and the Parish shall execute bills of sale and other documents acceptable to the Company conveying title to the Equipment to the Company. The Company shall pay all costs and charges incident to the conveyance of the Equipment.

     SECTION 20. Conveyance at End of Term. The Parish shall, upon compliance by the Company with all of its obligations hereunder and under the EDAP Agreement, at the expiration of the Term of this Lease, convey the Equipment to the Company for no additional consideration other than payment by the Company of all costs and charges incident to the conveyance of the Equipment.

     SECTION 21. Severability. If any provisions of this Lease shall be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, to any extent whatever. The invalidity of any one or more phrases, sentences, clauses or Sections contained in this Lease shall not affect the remaining portions of this Lease, or any part thereof. To the extent that any provision is held to be unenforceable, the parties hereto agree to reform such provision so that such provision is enforceable but still meets as much as is possible the original expectations of the parties hereto.

     SECTION 22. Law Governing. This Lease is made in the State under the Constitution and laws of the State and is to be governed by the laws of the State.

     SECTION 23. Exculpatory Provision. The Company specifically agrees to look solely to the Parish's interest in the Equipment for the recovery of any judgments from the Parish. It is agreed that the Parish will not be personally liable for any such judgments, or incur any pecuniary liability as a result of this Lease to the Company, or the breach of its obligations hereunder. The Parish's liability under this Lease is "in rem" as to its interest in the Equipment. The provisions contained in the preceding sentences are not intended to and will not limit any right that the Company might otherwise have to obtain injunctive relief against the Parish.

     SECTION 24. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 25. Written Amendment Required. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by the Parties hereto.

     SECTION 26. Entire Agreement. This Lease contains the entire agreement between the Parish and the Company.

     SECTION 27. Litigation Expenses. The Company will pay the Parish all reasonable Litigation Expenses and all other reasonable expenses which may be incurred by the Parish in enforcing any of the obligations of the Company under this Lease or the EDAP Agreement, in exercising its rights to recover against the Company for loss or damage sustained in accordance with the provisions of this Lease or the EDAP Agreement, or in any litigation or negotiation in which the Parish shall, without its fault, become involved through or because of this Lease or the EDAP Agreement.

     SECTION 28. Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of the Parties hereto and their respective heirs, distributees, executors, administrators and permitted successors and assigns.

     SECTION 29. Rules of Interpretation. The following rules shall apply to the construction of this Lease unless the context requires otherwise: (a) the singular includes the plural and the plural includes the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (d) references to "writing" include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by words "without limitation"; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivision of sections), exhibits, appendices, annexes or schedules are to those of this Lease unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments; (h) references to Persons include their respective successors and assigns to the extent successors or assigns are permitted or not prohibited by the terms of this Lease; (i) any accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (j) "or" is not exclusive; (k) provisions apply to successive events and transactions; (l) references to documents or agreements which have been terminated or released or which have expired shall be of no force and effect after such termination, release, or expiration; (m) references to mail shall be deemed to refer to first-class mail, postage prepaid, unless another type of mail is specified; (n) all references to time shall be to Baton Rouge, Louisiana time; (o) references to specific persons, positions, or officers shall include those who or which succeed to or perform their respective functions, duties, or responsibilities; and (p) the terms "herein", "hereunder", "hereby", "hereof," and any similar terms refer to this Lease as a whole and not to any particular articles, section or subdivision hereof.

     SECTION 30. Notices. All notices, filings and other communications ("Notice") shall be in writing and shall be sufficiently given and served upon the other parties if delivered by hand directly to the persons at the addresses set forth below, or shall be sent by first class mail, postage prepaid, addressed as follows:

     The Company

          Conrad Aluminum, L.L.C.
          1100 Brashear Avenue, Suite 200
          Morgan City, Louisiana 70380

          Attention: Lewis J. Derbes, Jr.

        With copies at the same time to:

          Jones, Walker, Waechter, Poitevent, Carrere and Denegre, L.L.P. 201 St. Charles Avenue
          New Orleans, Louisiana

          Attention: Dionne M. Rousseau

     The Parish:

          St. Mary Parish Government
          500 Main Street, Fifth Floor-Courthouse
          Franklin, Louisiana 70538-6198

          Attention: Parish President

        With copies at the same time to:

          Foley & Judell
          365 Canal Street
          New Orleans, Louisiana 70130-1138

          Attention: Susan Weeks

     SECTION 31. Option to Extend Lease Term. The Lease Term may be extended upon the expiration thereof with the consent of the parties hereto at an annual rental and an annual in-lieu-of-ad valorem tax payment to be agreed upon for a term to be agreed upon.

     IN WITNESS WHEREOF, the undersigned representative has signed this Lease on behalf of the Parish of St. Mary, State of Louisiana in the presence of the undersigned witnesses and notary public on the 5th day of August, 2003.


WITNESSES:                             PARISH OF ST. MARY, STATE OF LOUISIANA


 /s/ Frank Fink
-------------------------
                                       By:    /s/ William A. Cefalu
                                             -----------------------------------
                                             William A. Cefalu, Parish President
 /s/ Heidi Williams
-------------------------

                              /s/ Keith J. Leonard
                          ----------------------------
                                  Notary Public

     IN WITNESS WHEREOF, the undersigned representative has signed this Lease on behalf of Conrad Aluminum, L.L.C. in the presence of the undersigned witnesses and notary public on the 5th day of August, 2003.

                                       CONRAD ALUMINUM, L.L.C.


                                       By:    /s/ Lewis J. Derbes, Jr.
                                             -----------------------------------
                                             Lewis J. Derbes, Jr.,
                                             Treasurer/Secretary and Manager

WITNESSES:

 /s/ Fred Newman
-------------------------

 /s/ Opal Duhe'
-------------------------

                                 /s/ Dales Hayes
                          ----------------------------
                                  Notary Public